Exhibit 12.1

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

SECURITIES LAW w JOBS ACT w REGULATION A w REGULATION CF w REGULATION D w CORPORATE LAW

October 19, 2026

Board of Directors

Timeplast, Inc.

1000 Belle Ave, Suite 1040

Winter Springs, Florida 32708

Re: Offering Statement on Form 1-A - Opinion as to Legality of Securities

Gentlemen:

This firm has acted as counsel to Timeplast, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") of the Company's Offering Statement on Form 1-A, as it may be amended or supplemented from time to time (the "Offering Statement"), pursuant to Regulation A under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is furnished pursuant to Item 17(12) of Form 1-A.

The Offering Statement relates to the offer and sale of up to 6,088,457 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), consisting of (i) up to 5,071,795 shares to be issued and sold by the Company for cash consideration (the "Primary Shares"), (ii) up to 906,791 shares to be issued by the Company to eligible investors as bonus shares for no additional cash consideration (the "Bonus Shares"), and (iii) up to 109,871 outstanding shares to be offered and sold by the selling stockholders identified in the Offering Statement (the "Selling Stockholder Shares" and, together with the Primary Shares and the Bonus Shares, the "Securities").

In rendering the opinions set forth below, we have examined the Offering Statement and the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware and currently in effect, the Company's bylaws, resolutions of the Company's board of directors authorizing the Offering and the issuance of the Primary Shares and Bonus Shares, the Company's stock ledger and records relating to the original issuance of the Selling Stockholder Shares, certificates of officers of the Company, and such other corporate records, certificates, instruments and documents as we have deemed necessary or appropriate for purposes of this opinion.

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

For purposes of this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the accuracy and completeness of the factual matters stated in the records, certificates and other documents we have reviewed. Based on the Company’s currently effective Amended and Restated Certificate of Incorporation and stock ledger, the Company has 60,000,000 authorized shares of Common Stock, of which 48,157,467 shares are issued and outstanding, leaving 11,842,533 authorized and unissued shares available for issuance, which is sufficient to cover all 5,978,586 Primary Shares and Bonus Shares covered by the Offering Statement.

We express opinions only with respect to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We express no opinion concerning the laws of any other jurisdiction or any federal or state securities laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Primary Shares have been duly authorized and, upon qualification of the Offering Statement and when issued, sold and delivered by the Company in accordance with the Offering Statement, the subscription agreement and the authorizing resolutions of the Company's board of directors, against receipt by the Company of the consideration provided for therein, will be validly issued, fully paid and nonassessable.

2. The Bonus Shares have been duly authorized and, upon qualification of the Offering Statement and when issued and delivered by the Company in accordance with the Offering Statement and the authorizing resolutions of the Company's board of directors, upon the Company's receipt of the consideration and benefits determined by the board of directors to constitute adequate consideration for their issuance under Sections 152 and 153 of the General Corporation Law of the State of Delaware, will be validly issued, fully paid and nonassessable.

3. The Selling Stockholder Shares have been validly issued and are fully paid and nonassessable.

The opinion in paragraph 3 does not address ownership of, title to, liens upon, transfer restrictions applicable to, or the authority of any selling stockholder to sell or transfer any Selling Stockholder Shares. We express no opinion regarding the accuracy, completeness or adequacy of the Offering Statement or any other offering materials, except as expressly stated herein with respect to the legality of the Securities.

ALMERICO LAW

KENDALL A. ALMERICO, P.A.

ATTORNEYS AT LAW

SECURITIES LAW w JOBS ACT w REGULATION A w REGULATION CF w REGULATION D w CORPORATE LAW

Telephone: (813) 309-6258

E-mail: AlmericoLaw@gmail.com

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption "Legal Matters" in the offering circular forming part of the Offering Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in law or fact occurring after that date.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico, P.A.

ALMERICO LAW

KENDALL A. ALMERICO, P.A.

ATTORNEYS AT LAW

SECURITIES LAW w JOBS ACT w REGULATION A w REGULATION CF w REGULATION D w CORPORATE LAW

Telephone: (813) 309-6258

E-mail: AlmericoLaw@gmail.com